UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2009

CBEYOND, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51588	59-3636526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 424-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 12, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Cbeyond, Inc. (the “Company”), the stockholders of the Company approved (i) the 2005 Equity Incentive Award Plan, as amended and restated to add additional performance goals, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Amended 2005 Plan”) and (ii) the Senior Executive Bonus Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Bonus Plan”).

A summary of the material terms of each of the Amended 2005 Plan and the Bonus Plan is set forth below.

Amended 2005 Plan

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Purpose. The purpose of the Amended 2005 Plan is to promote the success and enhance the value of the Company, by linking the personal interests of the members of the Company’s Board of Directors (the “Board”), employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders.

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Administration and Eligibility. The Compensation Committee of the Board (the “Committee”) is responsible for the administration of the Amended 2005 Plan. Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares to be covered by each award, and to determine the terms and conditions of any such awards. Employees, consultants and members of the Board are eligible to receive awards under the Amended 2005 Plan.

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Limitation on Awards. The Amended 2005 Plan authorizes the issuance of up to 12,886,598 shares. No single participant may be granted awards in excess of 1,804,124 shares during any one calendar year. The shares subject to grant under the Amended 2005 Plan are to be made available from authorized but unissued shares or from treasury shares.

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Awards under the Amended 2005 Plan. The Compensation Committee may, at its sole discretion, grant the following type of awards under the Amended 2005 Plan: stock options; restricted stock awards; stock appreciation rights; dividend equivalent rights; stock payment awards; restricted stock units; and performance-based awards.

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Performance-Based Awards. The Committee may condition the receipt of an award or the vesting of an award on certain business criteria. The performance criteria that the Committee may select for purposes of establishing the performance goals shall be limited to the following: sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on designated assets, return on stockholders’ equity, return on sales, gross or net profit margin, working capital, earnings per share, adjusted EBITDA, capital expenditures, customer locations, EBITDA, EBIT, return on capital, price per share of stock, customer satisfaction MBO’s (management by objectives), individual MBO’s (management by objectives), market share, customer churn (number of customers who discontinue service divided by either the total number of beginning of period customers or the middle-of-period number of customers), gross customer additions (customer location additions before the number of customer churn), net customer additions (gross customer location additions less the number of customer churn), accounts receivable, bad debt expense, total shareholder return, application penetration (number of applications used per customer or other similar metric for measuring applications used by customers), average revenue per customer location (revenue divided by average end of period customer locations), network availability (percentage of time the network or a portion of the network or any application is active and available for use by customers), sales rep productivity (either amount of customers or revenue divided by the number of average sales representatives) and sales rep attrition (percentage of sales representatives leaving divided by either the beginning of period or average number of sales representatives), and of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

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Termination, Amendment or Modification. The Committee may terminate, amend or modify the Amended 2005 Plan at any time and from time to time, unless stockholder approval is required under federal or state law, by agreement or by the stock exchange on which the shares are traded. Additionally, no termination, amendment or modification may adversely affect in any material way any award previously granted pursuant to the Amended 2005 Plan without prior written consent of the participant. In no event may an award be granted pursuant to the Amended 2005 Plan on or after September 19, 2015.

The summary of the Amended 2005 Plan contained herein is qualified in its entirety by reference to the full text of the Amended 2005 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Bonus Plan

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Purpose. The purpose of the Bonus Plan is to motivate key executives to achieve the Company’s strategic and financial goals and to perform to the best of their abilities. The plan is designed to accomplish this by paying awards only after the achievement of specified goals that are set at the beginning of the year as determined by the Compensation Committee, which is intended to consist of at least two directors who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. The Bonus Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

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Eligibility. The Committee selects the employees of the Company and its affiliates who are eligible to receive awards under the Bonus Plan. Performance periods may have any duration selected by the Committee. The actual number of employees who are eligible to receive an award during any particular performance period cannot be determined in advance because the Committee has discretion to select the participants. Performance periods may overlap if more than one multi-year performance period is used.

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Target Awards and Performance Goals. The Committee assigns each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant for a performance period. The participant’s target award is expressed as a percentage of his or her base salary at the end of the fiscal year. The performance goals require the achievement of objectives relating to one or more of the following: accounts receivable; adjusted EBITDA; application penetration; average revenue per customer location; bad debt; capital expenditures; customer churn; customer locations; customer satisfaction MBOs; earnings per share; EBIT; EBITDA; free cash flow; gross customer additions; gross profit margin; individual MBOs; market share; net customer additions; net income; net profit margin; network availability; operating cash flow; operating profit; price per share of stock; return on capital; return on designated assets; return on equity; return on sales; revenue; sales rep attrition; sales rep productivity; total shareholder return; and/or working capital.

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Actual Awards. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $3 million per person in any performance period of up to and including one year and $4 million per person in any performance period longer than one year, even if the formula otherwise indicates a larger award.

¡	Administration, Amendment and Termination. The Committee administers the Bonus Plan. The Board may amend or terminate the Bonus Plan at any time and for any reason.

The summary of the Bonus Plan contained herein is qualified in its entirety by reference to the full text of the Bonus Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

In addition to the approval of the Amended 2005 Plan and the Bonus Plan, at the Annual Meeting the Company’s stockholders also approved the following:

•	the election of three Class I directors with a term to expire in 2012: D. Scott Luttrell, James N. Perry, Jr. and Martin Mucci; and

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Cbeyond, Inc.’s 2005 Equity Incentive Award Plan, as amended and restated on June 12, 2009 (incorporated by reference from Appendix A to Cbeyond, Inc.’s definitive proxy statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 24, 2009).

10.2	Cbeyond, Inc.’s Senior Executive Bonus Plan, as adopted on June 12, 2009 (incorporated by reference from Appendix B to Cbeyond, Inc.’s definitive proxy statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 24, 2009).

99.1	Press release of Cbeyond, Inc., dated June 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBEYOND, INC.

Date: June 16, 2009	By:	/s/ James F. Geiger
James F. Geiger Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cbeyond, Inc.’s 2005 Equity Incentive Award Plan, as amended and restated on June 12, 2009 (incorporated by reference from Appendix A to Cbeyond, Inc.’s definitive proxy statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 24, 2009).

10.2	Cbeyond, Inc.’s Senior Executive Bonus Plan, as adopted on June 12, 2009 (incorporated by reference from Appendix B to Cbeyond, Inc.’s definitive proxy statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 24, 2009).

99.1	Press release of Cbeyond, Inc., dated June 12, 2009.